Exhibit 5.1

June 26, 2020

Overstock.com, Inc.
799 West Coliseum Way
Midvale, Utah 84047

Re:                             Overstock.com, Inc.
Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Overstock.com, Inc., a Delaware corporation (the “Company”), in connection with a Registration Statement on Form S-3 (the “Registration Statement”), being filed by the Company on the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the registration of the offer and sale from time to time by the Company of (a) common stock, par value $0.0001 per share (“Common Stock”); (b) preferred stock, par value $0.0001 per share (“Preferred Stock”); (c) depositary shares representing fractional shares of Preferred Stock (“Depositary Shares”); (d) debt securities, which may be senior or subordinated (“Debt Securities”); (e) warrants to purchase Debt Securities, Preferred Stock, Common Stock or Depositary Shares (“Warrants”); and (f) units (“Units”) consisting of one or more of Debt Securities, Common Stock, Preferred Stock, Warrants, Depositary Shares or any combination thereof (all of the foregoing, the “Securities”), in each case as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”) and supplements to the Prospectus (the “Prospectus Supplements”) filed pursuant to Rule 415 under the Act. In addition, selling stockholders may offer and sell shares of the Common Stock from time to time.

The rights, preferences and designations of the Preferred Stock (including Preferred Stock represented by Depositary Shares) will be or have already been issued pursuant to a certificate of designation to the Amended and Restated Certificate of Incorporation of the Company, if necessary, to be or that has already been filed by amendment to the Registration Statement or as an exhibit to a Current Report on Form 8-K and incorporated by reference to the Registration Statement.  The Depository Shares will be issued under a deposit agreement (the “Deposit Agreement”) between the Company and a depositary agent (the “Depositary Agent”) to be filed by amendment to the Registration Statement or as an exhibit to a Current Report on Form 8-K and incorporated by reference to the Registration Statement.  The Debt Securities will be issued under one or more series under one or more indentures or supplemental indentures (each, an “Indenture”) between the Company and one or more indenture trustees (each, an “Indenture Trustee”), to be filed by amendment to the Registration Statement or as an exhibit to a Current Report on Form 8-K and incorporated by reference to the Registration Statement.  The Warrants will be issued under a warrant agreement (the “Warrant Agreement”) between the Company and a warrant agent (the “Warrant Agent”) to be filed by amendment to the Registration Statement or as an exhibit to a Current Report on Form 8-K and incorporated by reference to the Registration Statement.  The Units will be issued under a unit agreement (the “Unit Agreement”) between the Company and a unit agent (the “Unit Agent”) to be filed by amendment to the Registration Statement or as an exhibit to a Current Report on Form 8-K and incorporated by reference to the Registration Statement.

In connection herewith, we have examined and relied without investigation as to matters of fact upon the Registration Statement and the exhibits thereto and such certificates, statements and results of inquiries of public officials and officers and representatives of the Company and originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records, certificates and instruments as we have deemed necessary or appropriate to enable us to render the opinions expressed herein. We have assumed the genuineness of all signatures on all documents examined by us, the legal competence and capacity of natural persons, the authenticity of documents submitted to us as originals, and the conformity with authentic original documents of all documents submitted to us as copies or by facsimile or other means of electronic transmission, or which we obtained from the Commission’s Electronic Data Gathering, Analysis and Retrieval system (“Edgar”) or other sites maintained by a court or governmental authority or regulatory body and the authenticity of the originals of such latter documents. If any document we examined in printed, word processed or similar form has been filed with the Commission on Edgar or such court or governmental authority or regulatory body, we have assumed that the document so filed is identical to the document we examined except for formatting changes.

We also have assumed that: (1) at the time of execution, countersignature, issuance and delivery of depositary receipts (“Receipts”) evidencing the Depositary Shares, the related Deposit Agreement will be the valid and legally binding obligation of the Depositary Agent, enforceable against such party in accordance with its terms; (2) at the time of execution, authentication, issuance and delivery of the Debt Securities, the related Indenture will be the valid and legally binding obligation of the Trustee, enforceable against such party in accordance with its terms; (3) at the time of execution, countersignature, issuance and delivery of any Warrants, the related Warrant Agreement will be the valid and legally binding obligation of the Warrant Agent, enforceable against such party in accordance with its terms; and (4) at the time of the execution, countersignature, issuance and delivery of the Units, the related Unit Agreement will be the valid and legally binding obligation of the Unit Agent, enforceable against such party in accordance with its terms.

We have assumed further that: (1) at the time of execution, countersignature, issuance and delivery of any Receipts, the Deposit Agreement will have been duly authorized, executed and delivered by the Company and the Deposit Agent, will be in full force and effect and will not have been terminated or rescinded by the Company or the Deposit Agent; (2) at the time of execution, authentication, issuance and delivery of the Debt Securities, the related Indenture will continue to be in full force and effect and will not have been terminated or rescinded by the Company or the Trustee; (3) at the time of execution, countersignature, issuance and delivery of any Warrants, the related Warrant Agreement will have been duly authorized, executed and delivered by the Company and the Warrant Agent, will be in full force and effect and will not have been terminated or rescinded by the Company or the Warrant Agent; (4) at the time of execution, issuance and delivery of any Units, the Unit Agreement will have been duly authorized, executed and delivered by the Company and the Unit Agent, will be in full force and effect and will not have been terminated or rescinded by the Company or the Unit Agent; and (5) at the time of the issuance and sale of any of the Securities, the terms of the Securities, and their issuance and sale, will have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.

Based upon the foregoing and in reliance thereon, and subject to the assumptions, comments, qualifications, limitations and exceptions stated herein and the effectiveness of the Registration Statement under the Act, we are of the opinion that:

1.             With respect to the Common Stock, assuming the (a) taking by the Board of Directors of the Company, a duly constituted and acting committee of such board or duly authorized officers of the Company (such Board of Directors, committee or authorized officers being referred to herein as the “Board”) of all necessary corporate action to authorize and approve the issuance of the Common Stock and (b) due issuance and delivery of the Common Stock, upon payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board or upon the exercise of a Warrant, the Common Stock will be validly issued, fully paid and nonassessable.

2.             With respect to the Preferred Stock, assuming the (a) taking by the Board of all necessary corporate action to authorize and approve the issuance of the Preferred Stock, (b) due filing of a certificate of designation to the Amended and Restated Certificate of Incorporation of the Company, if necessary, and (c) due issuance and delivery of the Preferred Stock, upon payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon the exercise of a Warrant, or in connection with a distribution otherwise approved by the Board, the Preferred Stock will be validly issued, fully paid and nonassessable.

3.             With respect to the Depositary Shares, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and terms of the related Preferred Stock in conformity with the Amended and Restated Certificate of Incorporation of the Company, (b) due filing of a certificate of designation to the Amended and Restated Certificate of Incorporation of the Company, if necessary, (c) due establishment of the terms of the Depositary Shares and of their issuance and sale in conformity with the terms of a valid and legally binding Deposit Agreement conforming to the description thereof in the Prospectus, (d) due issuance and delivery of the related Preferred Stock upon payment of the consideration therefor provided in the applicable definitive purchase, underwriting or similar agreement approved by the Board or upon the exercise of a Warrant and (e) due issuance and delivery of Receipts evidencing the Depositary Shares against the deposit of the Preferred Stock in accordance with the Deposit Agreement, such Receipts will be validly issued and will entitle the holders thereof to the rights specified in the Deposit Agreement.

4.             With respect to the Debt Securities, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and terms of any Debt Securities, the terms of the offering thereof and related matters by the Board and (b) due execution, authentication, issuance and delivery of such Debt Securities, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Indenture or upon the exercise of a Warrant, such Debt Securities will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

5.             With respect to the Warrants, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and terms of the Warrants, the terms of the offering thereof and related matters and (b) due execution, countersignature, issuance and delivery of such Warrants, upon payment of the consideration for such Warrants provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Warrant Agreement, such Warrants will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

6.             With respect to the Units, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and the terms of the Units, the related Unit Agreement and any Securities which are components of the Units, the terms of the offering thereof and related matters and (b) due execution, countersignature (where applicable), authentication, issuance and delivery of the Units and the Securities that are components of such Units in each case upon the payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board, and otherwise in accordance with the provisions of the applicable (i) Deposit Agreement, in the case of Depositary Shares, (ii) Indenture, in the case of Debt Securities, (iii) Warrant Agreement, in the case of Warrants, and (iv) purchase, underwriting or similar agreement, in case of other securities, or upon the exercise of a Warrant, such Units will be validly issued and will entitle the holders thereof to the rights specified in the Unit Agreement.

In addition to the assumptions, comments, qualifications, limitations and exceptions set forth above, the opinions set forth herein are further limited by, subject to and based upon the following assumptions, comments, qualifications, limitations and exceptions:

(a)           Our opinions herein reflect only the application of (i) the General Corporation Law of the State of Delaware (including the statutory provisions, all applicable provisions of the Delaware constitution and reported judicial decisions interpreting the foregoing), (ii) applicable laws of the State of New York (excluding (x) all laws, rules and regulations of cities, counties and other political subdivisions of such State and (y) the securities, blue sky, environmental, employee benefit, pension, antitrust and tax laws of such State, as to which we express no opinion), and (iii) the federal laws of the United States (excluding the federal securities laws, as to which we express no opinion). The opinions set forth herein are made as of the date hereof and are subject to, and may be limited by, future changes in the factual matters set forth herein, and we undertake no duty to advise you of the same. The opinions expressed herein are based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement these opinions should such law be changed by legislative action, judicial decision or otherwise. In rendering our opinions, we have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any other jurisdiction, court or administrative agency.

(b)           Our opinions herein are subject to and may be limited by (i) applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws affecting or relating to the rights and remedies of creditors generally including, without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination; (ii) general principles of equity (regardless of whether considered in a proceeding in equity or at law); (iii) an implied covenant of good faith and fair dealing; (iv) requirements that a claim with respect to the Securities denominated other than in United States dollars (or a judgment denominated other than in United States dollars with respect to such a claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law; and (v) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign or composite currency.

(c)           Our opinions are further subject to the effect of generally applicable rules of law arising from statutes, judicial and administrative decisions, and the rules and regulations of governmental authorities that: (i) limit or affect the enforcement of provisions of a contract that purport to require waiver of the obligations of good faith, fair dealing, diligence and reasonableness; (ii) limit the availability of a remedy under certain circumstances where another remedy has been elected; (iii) limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves negligence, recklessness, willful misconduct or unlawful conduct; (iv) may, where less than all of the contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange; and (v) govern and afford judicial discretion regarding the determination of damages and entitlement to attorneys’ fees.

(d)           We express no opinion as to the enforceability of any rights to indemnification or contribution provided for in any Deposit Agreement, Indenture, Warrant Agreement, Unit Agreement or other agreement which are violative of public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation) or the legality of such rights.

(e)           We express no opinion as to the enforceability of (1) any provision in any Deposit Agreement, Indenture, Warrant Agreement, Unit Agreement or other agreement purporting or attempting to (A) confer exclusive jurisdiction and/or venue upon certain courts or otherwise waive the defenses of forum non conveniens or improper venue, (B) confer subject matter jurisdiction on a court not having independent grounds therefor, (C) modify or waive the requirements for effective service of process for any action that may be brought, (D) waive the right of the Company or any other person to a trial by jury, (E) provide that remedies are cumulative or that decisions by a party are conclusive, or (F) modify or waive the rights to notice, legal defenses, statutes of limitations or other benefits that cannot be waived under applicable law or (2) any choice of law provision of any Deposit Agreement, Indenture, Warrant Agreement, Unit Agreement or other agreement relating thereto.

(f)            You have informed us that you intend to issue the Securities from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof. We understand that prior to issuing any Securities you will afford us an opportunity to review the operative documents pursuant to which such Securities are to be issued (including the applicable Prospectus Supplement) and will file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate by reason of the terms of such Securities.

We do not render any opinions except as set forth above. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus. We also consent to your filing copies of this opinion as an exhibit to the Registration Statement with agencies of such states as you deem necessary in the course of complying with the laws of such states regarding the offering and sale of the Securities. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

Very truly yours,

/s/ Bryan Cave Leighton Paisner LLP

Bryan Cave Leighton Paisner LLP